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                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                -----------------

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b) (2)

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


                      Not Applicable                   94-1347393
             (Jurisdiction of incorporation or      (I.R.S. Employer
         organization if not a U.S. national bank) Identification No.)

                   505 Main Street, Suite 301
                     Fort Worth, Texas                    76102
         (Address of principal executive offices)      (Zip code)

                              Wells Fargo & Company
                          Law Department, Trust Section
                                  MAC N9305-172
                         Sixth and Marquette, 17th Floor
                              Minneapolis, MN 55479
                              (agent for services)

                                -----------------

                    Transcontinental Gas Pipeline Corporation
               (Exact name of obligor as specified in its charter)


                          Texas                        74-1079400
             (State or other jurisdiction of        (I.R.S. Employer
              incorporation or organization)      |Identification No.)

               2800 Post Oak Boulevard
                      Houston, Texas                      77251
         (Address of principal executive offices)      (Zip code)


                                -----------------

                          8.875% SENIOR NOTES DUE 2012
                       (Title of the indenture securities)

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Item 1. General Information. Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency,
          Treasury Department
          Washington, D.C. 20230

          Federal Deposit Insurance Corporation
          Washington, D.C. 20429

          Federal Reserve Bank of San Francisco
          San Francisco, CA 94120

      (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

      None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4. Copy of By-laws of the trustee as now in effect. *

Exhibit 5. Not applicable.

Exhibit 6. The consents of United States institutional trustees required by
         Section 321(b) of the Act.

Exhibit 7. Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      2

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Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

                                      3

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                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the day of 9th of December, 2002.

                                           WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

                                                  /s/  Melissa Scott
                                           -------------------------------------
                                           Name:  Melissa Scott
                                           Title: Corporate Trust Officer
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                                   Exhibit 6

August 30, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.


                                        Very truly yours,

                                        WELLS FARGO BANK,
                                        NATIONAL ASSOCIATION

                                        /s/  Melissa Scott
                                        -----------------------------------
                                        Melissa Scott
                                        Corporate Trust Officer

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                                   Exhibit 7

                      Consolidated Report of Condition of
                     Wells Fargo Bank National Association
               of 420 Montgomery Street, San Francisco, CA 94163
                     And Foreign and Domestic Subsidiaries,
        at the close of business September 30, 2002, filed in accordance with 12 U.S.C. Section 161 for National Banks.

                                                                                                    Dollar Amounts
                                                                                                      In Millions
                                                                                                    --------------
ASSETS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin                                             $        8,221
     Interest-bearing balances                                                                               4,188
Securities:
     Held-to-maturity securities                                                                                 0
     Available-for-sale securities                                                                           5,844
Federal funds sold and securities purchased under agreements to resell:
     Federal funds sold in domestic offices                                                                  2,148
     Securities purchased under agreements to resell                                                             7
Loans and lease financing receivables:
     Loans and leases held for sale                                                                         22,302
     Loans and leases, net of unearned income                                           94,512
     LESS: Allowance for loan and lease losses                                           1,331
    Loans and leases, net of unearned income and allowance                                                  93,181
Trading Assets                                                                                               6,152
Premises and fixed assets (including capitalized leases)                                                     1,616
Other real estate owned                                                                                         70
Investments in unconsolidated subsidiaries and associated companies                                            256
Customers' liability to this bank on acceptances outstanding                                                    42
Intangible assets
    Goodwill                                                                                                 5,356
    Other intangible assets                                                                                  4,966
Other assets                                                                                                11,512
                                                                                                    --------------
Total assets                                                                                        $      165,861
                                                                                                    ==============

LIABILITIES
Deposits:
    In domestic offices                                                                             $       87,329
         Noninterest-bearing                                                            26,595
         Interest-bearing                                                               60,734
    In foreign offices, Edge and Agreement subsidiaries, and IBFs                                           16,057
         Noninterest-bearing                                                                 4
         Interest-bearing                                                               16,053
Federal funds purchased and securities sold under agreements to repurchase:
    Federal funds purchased in domestic offices                                                             17,958
    Securities sold under agreements to repurchase                                                             469

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
                                                                                                    Dollar Amounts
                                                                                                      In Millions
                                                                                                    --------------
Trading liabilities                                                                                          6,096
Other borrowed money
    (includes mortgage indebtedness and obligations under capitalized leases)                                8,528
Bank's liability on acceptances executed and outstanding                                                        42
Subordinated notes and debentures                                                                            4,884
Other liabilities                                                                                            7,364
                                                                                                    --------------
Total liabilities                                                                                   $      148,727

Minority interest in consolidated subsidiaries                                                                  33

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                                    0
Common stock                                                                                                   520
Surplus (exclude all surplus related to preferred stock)                                                    13,272
Retained earnings                                                                                            3,096
Accumulated other comprehensive income                                                                         213
Other equity capital components                                                                                  0
                                                                                                    --------------
Total equity capital                                                                                        17,101

                                                                                                    --------------
Total liabilities, minority interest, and equity capital                                            $      165,861
                                                                                                    ==============


I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                                        James E. Hanson
                                                        Vice President


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


Carrie L. Tolstedt
Howard Atkins                   Directors
Clyde W. Ostler